UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported):
October 26, 2006
LENNOX INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2140 Lake Park Blvd.
Richardson, Texas 75080
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code:
(972) 497-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     Lennox International Inc. (the “Company”) operates in four reportable business segments of the heating, ventilation, air conditioning and refrigeration markets: Residential Heating & Cooling, Commercial Heating & Cooling, Service Experts and Refrigeration. The Company’s management uses segment profit (loss) as the primary measure of profitability to evaluate operating performance and to allocate capital resources.
     In the third quarter of 2006, the Company changed its definition of segment profit (loss) to include realized gains (losses) on settled futures contracts. Realized gains (losses) on settled futures contracts are a component of (gains), losses and other expenses, net in the Company’s Consolidated Statements of Operations. As a result of this change, the Company now defines segment profit (loss) as a segment’s income (loss) from continuing operations before income taxes included in the Company’s Consolidated Statements of Operations, excluding (gains), losses and other expenses, net, restructuring charge, interest expense, net and other (income) expense, net less (plus) realized gains (losses) on settled futures contracts.
     Net sales and segment profit (loss) by business segment, along with a reconciliation of segment profit (loss) to net earnings (loss) for the three months ended March 31, 2006 and 2005 and for the three months ended June 30, 2006 and 2005 have been restated to reflect the change to the Company’s definition of segment profit (loss) and are shown below (in millions):

	For the
	Three Months Ended
	March 31,
	2006		2005
	Previously		Previously
	Reported	Restated	Reported	Restated
Net Sales
Residential	$416.4	$416.4	$342.7	$342.7
Commercial	132.9	132.9	126.2	126.2

Heating and Cooling	549.3	549.3	468.9	468.9
Service Experts	141.0	141.0	135.9	135.9
Refrigeration	125.8	125.8	111.9	111.9
Eliminations	(16.6)	(16.6)	(16.4)	(16.4)

	$799.5	$799.5	$700.3	$700.3

Segment Profit (Loss)
Residential	$36.8	$42.2	$28.4	$29.6
Commercial	5.9	8.3	4.4	4.7

Heating and Cooling	42.7	50.5	32.8	34.3
Service Experts	(6.2)	(6.2)	(6.3)	(6.3)
Refrigeration	10.8	12.1	8.4	8.9
Corporate and other	(24.1)	(24.1)	(19.3)	(19.3)
Eliminations	0.1	0.1	(0.1)	(0.1)

Segment Profit	23.3	32.4	15.5	17.5
Reconciliation to income from continuing operations before income taxes:
(Gains), losses and other expenses, net	(18.1)	(18.1)	(11.5)	(11.5)
Restructuring charge	6.3	6.3	—	—
Interest expense, net	0.6	0.6	5.5	5.5
Other (income) expense, net	1.0	1.0	0.1	0.1

	33.5	42.6	21.4	23.4

Less: Realized gains on settled futures contracts	—	9.1	—	2.0

	$33.5	$33.5	$21.4	$21.4

	For the
	Three Months Ended
	June 30,
	2006		2005
	Previously		Previously
	Reported	Restated	Reported	Restated
Net Sales
Residential	$539.2	$539.2	$434.7	$434.7
Commercial	181.1	181.1	171.2	171.2

Heating and Cooling	720.3	720.3	605.9	605.9
Service Experts	177.8	177.8	167.8	167.8
Refrigeration	129.9	129.9	116.9	116.9
Eliminations	(26.0)	(26.0)	(22.8)	(22.8)

	$1,002.0	$1,002.0	$867.8	$867.8

Segment Profit (Loss)
Residential	$52.4	$66.3	$55.7	$57.3
Commercial	14.1	19.4	14.7	15.3

Heating and Cooling	66.5	85.7	70.4	72.6
Service Experts	9.5	9.5	9.2	9.2
Refrigeration	10.6	14.3	9.5	10.1
Corporate and other	(21.0)	(21.0)	(22.9)	(22.9)
Eliminations	(0.4)	(0.4)	0.1	0.1

Segment Profit	65.2	88.1	66.3	69.1
Reconciliation to income from continuing operations before income taxes:
(Gains), losses and other expenses, net	(27.2)	(27.2)	(6.0)	(6.0)
Restructuring charge	2.3	2.3	2.2	2.2
Interest expense, net	1.8	1.8	4.6	4.6
Other (income) expense, net	—	—	(0.6)	(0.6)

	88.3	111.2	66.1	68.9

Less: Realized gains on settled futures contracts	—	22.9	—	2.8

	$88.3	$88.3	$66.1	$66.1

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.
Date: October 26, 2006	By:	/s/ Kenneth C. Fernandez
		Name:	Kenneth C. Fernandez
		Title:	Associate General Counsel

4